Exhibit 99.3


       Certification of Chief Executive Officer of clickNsettle.com, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the annual report on Form 10-KSB (the "Form 10-KSB") for the year ended June 30, 2002 of clickNsettle.com, Inc. (the "Issuer").

I, Roy Israel, the Chief Executive Officer of Issuer, certify that to the best of my knowledge:

      (i) the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

      (ii) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Dated:  September 24, 2002

                                             /s/ Roy Israel
                                             -----------------------------------
                                             Roy Israel - Chairman of the Board,
                                             CEO and President